UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2004

Date of Report (Date of earliest event reported)

Harbor Global Company Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-30889	52-2256071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Faneuil Hall Marketplace, Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(617) 878-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference hereto in such filing.

On November 8, 2004, Harbor Global Company Ltd. (“Harbor Global” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2004. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01 Other Events.

On November 8, 2004, Harbor Global issued a press release announcing that the Board of Directors, pursuant to the Company’s memorandum of association, unanimously authorized the Company to continue operating its assets for an additional one year period or through October 24, 2006, unless and until the Company has distributed all of its assets to its shareholders to the extent permitted by the Bermuda Companies Act of 1981. If Harbor Global has not liquidated all of its assets before October 24, 2006, the Board of Directors, in its discretion, may authorize Harbor Global to continue to operate its assets for up to two additional one-year periods.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press Release dated November 8, 2004 issued by Harbor Global Company Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2004

HARBOR GLOBAL COMPANY LTD.

By:	/s/ Donald H. Hunter
Name:	Donald H. Hunter
Title:	Chief Operating Officer and Chief
Financial Officer

Exhibit Index

Exhibit 99.1	Press Release dated November 8, 2004 issued by Harbor Global Company Ltd.